Exhibit 99.1

Adverum Biotechnologies, Inc. Appoints Patrick Machado, J.D. to

Board of Directors

— Mr. Machado to Chair Audit Committee —

MENLO PARK, CA, March 14, 2017 – Adverum Biotechnologies, Inc. (Nasdaq: ADVM), a leading gene therapy company advancing novel medicines to address unmet needs in serious rare and ocular diseases, today announced the appointment of Patrick Machado, J.D. to its board of directors. Mr. Machado will be the chairman of the audit committee.

“Pat is an experienced board member and executive who has led finance, business development and legal functions for two decades at biopharmaceutical companies, spanning development to commercial stage. We look forward to benefitting from his energy and extensive background,” said Paul Cleveland, executive chairman of the board of Adverum. “Adverum has begun a new phase as a company, with a new board and executive leadership, a robust pipeline, and a platform of industry-leading technology all coming together as we advance toward becoming a clinical-stage company by the end of this year.”

Mr. Machado has 20 years of experience with biopharmaceutical companies leading finance, business development, and legal functions. In addition to being a qualified financial and legal expert, he has a broad business background. Most recently, he was a co-founder of Medivation, Inc. and served as its chief business officer from 2009 to 2014, as its chief financial officer from 2004 until his retirement in 2014, and as a member of its board of directors from April 2014 until its acquisition by Pfizer in September 2016. From 1998 to 2001, Mr. Machado worked with ProDuct Health, Inc. as senior vice president, chief financial officer and earlier as general counsel. Upon ProDuct Health’s acquisition by Cytyc Corporation, he served as a consultant to Cytyc to assist with transitional matters from 2001 to 2002. Earlier in his career, Mr. Machado worked for Morrison & Foerster LLP, an international law firm, and for the Massachusetts Supreme Judicial Court. Mr. Machado received a J.D. from Harvard Law School and a B.A. and B.S. in German and Economics, respectively, from Santa Clara University.

Mr. Machado also serves as a member of the board of directors at Armaron Bio, Chimerix, Inc., Inotek Pharmaceuticals Corporation, Roivant Sciences, and SCYNEXIS, Inc. At Chimerix and Inotek, Mr. Machado serves as a member of the audit committees.

About Adverum Biotechnologies, Inc.

Adverum is a gene therapy company advancing novel medicines that can offer life-changing benefits to patients living with serious rare and ocular diseases. Adverum has a robust pipeline that includes product candidates designed to treat wet age-related macular degeneration (wAMD) and rare diseases alpha-1 antitrypsin (A1AT) deficiency and hereditary angioedema (HAE). Leveraging a next-generation adeno-associated virus (AAV)-based directed evolution platform, the Company generates product candidates designed to provide durable efficacy by inducing sustained expression of a therapeutic protein. Adverum has collaboration agreements with Regeneron Pharmaceuticals to research, develop, and commercialize gene therapy products for ophthalmic diseases and Editas Medicine to explore the delivery of genome editing medicines for the treatment of inherited retinal diseases. Adverum’s core capabilities include clinical development and in-house manufacturing expertise, specifically in process development and assay development. For more information please visit www.adverum.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Adverum’s plans, potential opportunities, expectations, projections, goals, objectives, milestones, strategies and product pipeline, all of which are based on certain assumptions made by Adverum on current conditions, expected future developments and other factors Adverum believes are appropriate in the circumstances. Adverum may not consummate any plans or product or clinical development goals in a timely manner, or at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in its forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the risk that Adverum’s resources will not be sufficient for Adverum to conduct or continue planned development programs and planned clinical trials, the risk of a delay in the enrollment of patients in Adverum’s clinical studies or in the manufacturing of products to be used in such clinical studies, and the risk that Adverum will not be able to successfully develop or commercialize any of its product candidates. Risks and uncertainties facing Adverum are described more fully in Adverum’s periodic reports filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Adverum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Contacts for Adverum:
Leone Patterson
Chief Financial Officer
Adverum Biotechnologies, Inc.
650-665-7222 lpatterson@adverum.com
Jill Steier
Senior Vice President
The Trout Group LLC
646-378-2946 jsteier@troutgroup.com